UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022 (January 28, 2022)

Goldman Sachs Private Middle Market Credit LLC

(Exact name of registrant as specified in charter)

Delaware	000-55660	81-3233378
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On January 28, 2022, Goldman Sachs Private Middle Market Credit SPV LLC (“SPV”), a wholly-owned subsidiary of Goldman Sachs Private Middle Market Credit LLC (the “Company”), entered into the first amendment (the “Amendment”) to its Amended and Restated Loan and Security Agreement among SPV, as borrower, the Company, as portfolio manager, State Street Bank and Trust Company, as collateral agent, collateral administrator, securities intermediary and bank, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent, pursuant to which, among other things: (i) the Borrowing Base (which outstanding advances cannot exceed) was reduced to 40% of Net Asset Value; (ii) a condition that the loan-to-value ratio to be less than 40% was added to the ability to make any distributions; (iii) the criteria for making distributions of principal proceeds were modified to permit such distributions on or prior to September 30, 2022 to (a) increase the notice requirement from one to five business days; (b) require confirmation from SPV that it is in compliance with certain reporting requirements; (c) require that at least fifteen investments of SPV meet the following leverage ratio requirements: (X) for investments that are recurring revenue loans, leverage does not exceed 105% of any of (1) the leverage ratio on November 21, 2017 or, if later, the leverage ratio on the date the recurring revenue loan was acquired or (2) the leverage ratio on the First Amendment Effective Date, and (Y) for all other investments, leverage may not exceed 110% of (1) the leverage ratio on November 21, 2017 the credit facility or (2) if later, the leverage ratio on the date the investment was acquired; (d) require that if any portfolio investment is sold in part after the First Amendment Effective Date, not less than 60% of the aggregate principal balance of the portfolio consists of investments that meet the above leverage ratio requirements; and (e) require that the loan-to-value ratio does not exceed the lowest of (1) 0.40 and (2) the loan-to-value ratio at any point after the First Amendment Effective Date, with a floor of 0.20; (iv) the Market Value Event trigger was amended such that it is triggered when outstanding advances exceed Net Asset Value multiplied by the lowest of (a) the loan-to-value ratio on the applicable date plus 9% and (b) the loan-to-value ratio on any applicable date since the First Amendment Effective Date plus 9%, with a floor of 29%; (v) the Market Value Cure Level was similarly amended (with an equivalent floor of 20%); and (vi) removed concentration limits for (a) individual obligors, (b) industry classifications and (c) recurring revenue loans. Capitalized terms used herein without definition have the meanings assigned to them in the Amendment.

The foregoing description is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	First Amendment to First Amended and Restated Loan and Security Agreement, dated as of January 28, 2022, among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower, Goldman Sachs Private Middle Market Credit LLC, as portfolio manager, State Street Bank and Trust Company, in its capacity as collateral agent, collateral administrator, securities intermediary, and bank, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit LLC

Date: February 3, 2022	By:	/s/ Carmine Rossetti
Name: Carmine Rossetti
Title: Chief Financial Officer and Treasurer